Exhibit 99.1

FOR:	Consolidated Graphics, Inc.

CONTACT:	Jon C. Biro
Executive Vice President/
Chief Financial Officer
Consolidated Graphics, Inc.
(713) 787-0977

Christine Mohrmann/Alexandra Tramont
FD
(212) 850-5600
CONSOLIDATED GRAPHICS REPORTS FINANCIAL RESULTS FOR THE
QUARTER ENDED SEPTEMBER 2010 AND $50 MILLION STOCK REPURCHASE PROGRAM
Quarterly Highlights:
•	Sales increased 3.4%
•	Adjusted Operating Income increased 59%, Operating Income increased 134%
•	Adjusted Net Income Per Diluted Share was $.77 and Net Income Per Diluted Share was $.69 — both substantial improvements compared to the prior year
HOUSTON, TEXAS — November 3, 2010 — Consolidated Graphics, Inc. (NYSE: CGX) today announced financial results for the quarter ended September 30, 2010.
Revenue grew 3.4% to $260.1 million for the September quarter, compared to the prior year. The increase was due to improved election-related sales and an acquisition, partially offset by a slight decline in same-store sales. Adjusted Operating Income for the September 2010 quarter improved to $17.0 million (6.5% of revenue), a 59% increase, compared to $10.6 million (4.2% of revenue) for the same quarter last year. Adjusted Net Income for the September 2010 quarter was $9.0 million, or $.77 Adjusted Diluted Earnings Per Share, compared to Adjusted Net Income of $4.6 million, or $.40 Adjusted Diluted Earnings Per Share for the prior year.
Operating income was $15.4 million in the September 2010 quarter, compared to operating income of $6.6 million in the prior year quarter, an improvement of $8.8 million or 134%. Net income for the September 2010 quarter was $8.1 million, or $.69 diluted earnings per share, compared to $2.1 million or $.18 diluted earnings per share for the prior year quarter.
Adjusted EBITDA was $33.8 million for the September 2010 quarter, compared to $28.7 million for the same quarter in the prior year, an increase of 18%.
Joe R. Davis, Chairman and Chief Executive Officer of Consolidated Graphics, commented, “We posted strong Adjusted Operating Margin and Adjusted Net Income this quarter, driven by the combination of sales improvement and effective cost management. Our best-in-class technology, printing and fulfillment solutions enable us to provide value to customers and grow our business. This, combined with the opportunity to grow through acquisition and our strong balance sheet, places Consolidated Graphics in an attractive competitive position. We remain very optimistic in our near-term and long-term prospects.”

CONSOLIDATED GRAPHICS REPORTS SECOND QUARTER 2011 FINANCIAL RESULTS	PAGE -2
Mr. Davis added, “Based on current market conditions, we expect December quarter’s revenue to be in the range of $290 — $305, million which assumes year-over-year same store sales growth of up to 5%, higher election-related business and incremental revenue from a recent acquisition. This should enable us to again achieve Adjusted Net Income improvement in the December 2010 quarter compared to the prior year.”
A reconciliation of the non-GAAP financial measures, Adjusted EBITDA, Free Cash Flow, Adjusted Operating Income, Adjusted Operating Margin, Adjusted Net Income and Adjusted Diluted Earnings Per Share to the most directly comparable GAAP financial measures are included in the attached tables and in the Current Report on Form 8-K filed today with the Securities and Exchange Commission. The Form 8-K also includes the basis for management’s use of these non-GAAP financial measures.
Stock Repurchase Program
On November 1, 2010, the Board of Directors authorized a new common share repurchase program for the purchase of the Company’s issued and outstanding common shares up to an aggregate of $50 million. The new share repurchase program will expire on October 31, 2011 and allows the Company to repurchase shares of its common stock in open-market purchases as well as privately negotiated transactions, pursuant to applicable securities regulations, and subject to market conditions and other factors. The Board of Directors may modify, suspend, extend or terminate the program at any time.
Consolidated Graphics, Inc. will host a conference call today, Wednesday, November 3, 2010, at 11:00 a.m. Eastern Time, to discuss its second quarter fiscal 2011 results. The conference call will be simultaneously broadcast live over the Internet on our website (www.cgx.com) and a subsequent archive of such call will also be available on our website.
Consolidated Graphics, Inc. (CGX), headquartered in Houston, Texas, is one of North America’s leading general commercial printing companies. With 70 printing businesses strategically located across 27 states, Toronto, and Prague, and a presence in Asia, CGX offers an unmatched geographic footprint, unsurpassed capabilities, and unparalleled levels of convenience, efficiency and service. With locations in or near virtually every major U.S. market, CGX provides the service and responsiveness of a local printer enhanced by the economic, geographic and technological advantages of a large national organization.
Consolidated Graphics’ vast and technologically advanced sheetfed and web printing capabilities are complemented by the world’s largest integrated digital footprint. By coupling North America’s most comprehensive printing capabilities with strategically located fulfillment centers and industry-leading technology, CGX delivers end-to-end print production and management solutions that are based on the needs of our customers to improve their results. For more information, visit www.cgx.com.

CONSOLIDATED GRAPHICS REPORTS SECOND QUARTER 2011 FINANCIAL RESULTS	PAGE -3
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, in which the Company discusses factors it believes may affect its performance or results in the future. Forward-looking statements are all statements other than historical facts, such as statements regarding assumptions, expectations, beliefs and projections about future events or conditions. You can generally identify forward-looking statements by the appearance in such a statement of words like “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “forecast,” “project,” “should” or “will” or other comparable words or the negative of such words. The accuracy of the Company’s assumptions, expectations, beliefs and projections depends on events or conditions that change over time and are thus susceptible to change based on actual experience, new developments and known and unknown risks, including those created by general market conditions, competition and the possibility that events may occur beyond the Company’s control, which may limit its ability to maintain or improve its operating results or financial condition or acquire additional printing businesses. The Company gives no assurance that the forward-looking statements will prove to be correct and does not undertake any duty to update them. The Company’s actual future results might differ from the forward-looking statements made in this press release for a variety of reasons, which include continuing weakness in the economy, financial stability of its customers, the sustained growth of its digital printing business, seasonality of election-related business, its ability to adequately manage business expenses, including labor costs, the unfavorable outcome of legal proceedings, the lack of or adequacy of insurance coverage for its operations, the continued availability of raw materials at affordable prices, retention of its key management and operating personnel, satisfactory labor relations, the potential for additional goodwill impairment charges, its ability to identify new acquisition opportunities, negotiate and finance such acquisitions on acceptable terms and successfully absorb and manage such acquisitions in a timely and efficient manner, as well as other risks described under the heading “Risk Factors” of our Annual Report on Form 10-K and the risk factors and cautionary statements described in the other documents the Company files or furnishes from time to time with the Securities and Exchange Commission, including its Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Should one or more of the foregoing risks or uncertainties materialize, or should the Company’s underlying assumptions, expectations, beliefs or projections prove incorrect, the Company’s actual results may vary materially from those anticipated in its forward-looking statements, and its business, financial condition and results of operations could be materially and adversely affected.
Regulation G Reconciliation
This press release also contains references to the non-GAAP financial measures of Adjusted EBITDA, which we define as earnings, or net income, before interest, income taxes, depreciation and amortization, goodwill impairment charges, litigation and other charges, share-based compensation expense, non-cash foreign currency transaction gains and losses and net losses/gains from asset dispositions, Free Cash Flow, which we define as net cash provided by operating activities less capital expenditures plus proceeds from assets dispositions, Adjusted Operating Income, which we define as operating income before goodwill charges, litigation and other charges, share-based compensation expense, and non-cash foreign currency translation net (gain)/loss, Adjusted Operating Margin, which we define as Adjusted Operating Income divided by sales, Adjusted Net Income, which we define as net income before goodwill charges, litigation and other charges, share-based compensation expense, non-cash foreign currency transaction net (gain)/loss, all net of tax, and Adjusted Diluted Earnings Per Share, which we define as Adjusted Net Income divided by diluted weighted average number of common shares outstanding. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are provided in the tables below. Management’s opinion regarding the usefulness of these non-GAAP financial measures to investors and a description of the ways in which management used such measures can be found in the Current Report on Form 8-K we filed today with the Securities and Exchange Commission.
(Tables to follow)
# # #

CONSOLIDATED GRAPHICS REPORTS SECOND QUARTER 2011 FINANCIAL RESULTS	PAGE -4
CONSOLIDATED GRAPHICS, INC.
Condensed Consolidated Income Statements
(In thousands, except per share amounts, and unaudited)

	Three Months Ended				Six Months Ended
	September 30,				September 30,
	2010	2009	Change		2010	2009	Change
			$	%			$	%

Sales	$260,106	$251,626	8,480	3	$496,823	$477,487	19,336	4
Cost of Sales	197,952	196,183	1,769	1	380,218	377,215	3,003	1

Gross Profit	62,154	55,443	6,711	12	116,605	100,272	16,333	16
Selling Expenses	22,300	23,584	(1,284)	(5)	45,607	46,375	(768)	(2)
General and Administrative Expenses(1)	23,682	22,426	1,256	6	46,098	43,639	2,459	6
Litigation and Other Charges	718	2,633	(1,915)	(73)	(3,466)	2,633	(6,099)	(232)
Other Expense	38	218	(180)	(83)	57	164	(107)	(65)

Operating Income	15,416	6,582	8,834	134	28,309	7,461	20,848	279
Interest Expense, net	2,096	2,347	(251)	(11)	4,099	4,831	(732)	(15)

Income before Taxes	13,320	4,235	9,085	215	24,210	2,630	21,580	821
Income Taxes	5,266	2,153	3,113	145	9,315	862	8,453	981

Net Income	$8,054	$2,082	5,972	287	$14,895	$1,768	13,127	742

Earnings Per Share
Basic	$.70	$.19			$1.30	$.16
Diluted	$.69	$.18			$1.28	$.16

Weighted Average Shares Outstanding
Basic	11,547	11,163			11,437	11,161
Diluted	11,742	11,377			11,635	11,355

Effective Income Tax Rate	39.5%	50.8%			38.5%	32.8%

(1) Share based compensation included in these expenses	$792	$1,209			$1,775	$2,753

CONSOLIDATED GRAPHICS REPORTS SECOND QUARTER 2011 FINANCIAL RESULTS	PAGE -5
CONSOLIDATED GRAPHICS, INC.
Condensed Consolidated Balance Sheets
(In thousands, except share and per share amounts, and unaudited)

	September 30,	March 31,
	2010	2010

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$5,913	$6,741
Accounts receivable, net	174,652	169,915
Inventories	55,622	48,879
Prepaid expenses	15,096	9,316
Deferred income taxes	12,362	17,294

Total current assets	263,645	252,145
PROPERTY AND EQUIPMENT, net	379,367	380,708
GOODWILL	25,293	24,226
OTHER INTANGIBLE ASSETS, net	20,794	22,647
OTHER ASSETS	10,709	7,509

	$699,808	$687,235

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES
Current portion of long-term debt	$19,032	$22,235
Accounts payable	97,061	83,955
Accrued liabilities	82,539	88,174
Income taxes payable	—	9,417

Total current liabilities	198,632	203,781
LONG-TERM DEBT, net of current portion	152,677	159,321
OTHER LIABILITIES	16,038	14,729
DEFERRED INCOME TAXES, net	39,160	39,978

Total liabilities	406,507	417,809
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY
Common stock, $.01 par value; 100,000,000 shares authorized; 11,548,131 and 11,211,216 issued and outstanding	115	112
Additional paid-in capital	174,722	166,094
Retained earnings	116,789	101,894
Accumulated other comprehensive income	1,675	1,326

Total shareholders’ equity	293,301	269,426

	$699,808	$687,235

Total debt	$171,709	$181,556
Debt-to-total capitalization	37%	40%

CONSOLIDATED GRAPHICS REPORTS SECOND QUARTER 2011 FINANCIAL RESULTS	PAGE -6
CONSOLIDATED GRAPHICS, INC.
Reconciliations of Non-GAAP Financial Measures
(In thousands, except per share amounts, and unaudited)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

Net income	$8,054	$2,082	$14,895	$1,768
Income taxes	5,266	2,153	9,315	862
Interest expense, net	2,096	2,347	4,099	4,831
Depreciation and amortization	16,990	17,761	34,286	35,405
Litigation and other charges	718	2,633	(3,466)	2,633
Share-based compensation expense	792	1,209	1,775	2,753
Non-cash foreign currency transaction loss	38	218	57	164
Net (gain) loss from asset dispositions	(151)	341	(96)	433

Adjusted EBITDA	$33,803	$28,744	$60,865	$48,849

Net cash provided by operating activities	$1,180	$62,543	$20,620	$96,404
Capital expenditures	(5,307)	(6,904)	(16,025)	(11,380)
Proceeds from asset dispositions	1,692	180	2,651	630

Free Cash Flow	$(2,435)	$55,819	$7,246	$85,654

Operating income	$15,416	$6,582	$28,309	$7,461
Litigation and other charges	718	2,633	(3,466)	2,633
Share-based compensation expense	792	1,209	1,775	2,753
Non-cash foreign currency transaction loss	38	218	57	164

Adjusted Operating Income	$16,964	$10,642	$26,675	$13,011

Adjusted Operating Margin	6.5%	4.2%	5.4%	2.7%

Net income	$8,054	$2,082	$14,895	$1,768
Litigation and other charges	718	2,633	(3,466)	2,633
Tax benefit of litigation and other charges	(280)	(1,027)	1,352	(1,027)
Share-based compensation expense, net of taxes	483	737	1,083	1,679
Non-cash foreign currency transaction loss, net of taxes	23	133	35	100

Adjusted Net Income	$8,998	$4,558	$13,899	$5,153

CONSOLIDATED GRAPHICS REPORTS SECOND QUARTER 2011 FINANCIAL RESULTS	PAGE -7
CONSOLIDATED GRAPHICS, INC.
Reconciliations of Non-GAAP Financial Measures
(In thousands, except per share amounts, and unaudited)

	Three Months Ended		Six Months Ended
	September 30,		September 30
	2010	2009	2010	2009

Diluted earnings per share	$.69	$.18	$1.28	$.16
Litigation and other charges	.06	.23	(.30)	.23
Tax benefit of litigation and other charges	(.02)	(.09)	.12	(.09)
Share-based compensation expense, net of taxes	.04	.07	.09	.14
Non-cash foreign currency transaction loss, net of taxes	—	.01	—	.01

Adjusted Diluted Earnings Per Share	$.77	$.40	$1.19	$.45